Exhibit 10.3

CONOCOPHILLIPS CLAWBACK POLICY

The Human Resources and Compensation Committee of the Board of Directors adopted the following clawback policy that supplements the existing detrimental activity provisions embedded in the Company’s various incentive plans and programs:

“ConocoPhillips shall seek to recover incentive compensation paid to any executive as required by the provisions of the Sarbanes-Oxley Act, the Dodd-Frank Act, or any other ‘clawback’ provision required by law or the listing standards of any exchange on which the stock of the company is listed.”

ADOPTED BY RESOLUTION OF THE CONOCOPHILLIPS HUMAN RESOURCES AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

OCTOBER 3, 2012